Exhibit 10.47

FRIENDFINDER NETWORKS INC.

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (this "Agreement"), dated as of ________ (the "Grant Date"), between FriendFinder Networks Inc., a Nevada corporation (the "Company") and ________________ ("Participant").

WHEREAS, Participant is currently an employee of the Company; and

WHEREAS, the Company desires to grant to Participant an option to purchase shares of Common Stock, $0.001 par value per share, of the Company ("Common Stock") in the amount, and subject to the terms and conditions, set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, intending to be legally bound hereby, the parties hereto agree as follows:

1.

Grant of Option.

(a)

The Company hereby grants to Participant an option (the "Option") to purchase ________ shares (the "Shares") of Common Stock at a per-Share purchase price equal to the per-Share price offered to the public at the time of an IPO (the "Exercise Price").  The Company shall cause certificates for any Shares purchased pursuant to the exercise of any portion of this option to be delivered to Participant upon payment of the Exercise Price in full, all subject to the terms and conditions hereinafter set forth.  The Option granted hereby is a non-qualified option.

(b)

The Option granted to Participant pursuant to this Agreement is granted pursuant to the FriendFinder Networks Inc. Amended and Restated 2008 Stock Option Plan (the "Plan"), a true and correct copy of which is attached hereto as Exhibit A.  The provisions of the Plan are incorporated herein by reference.  Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meaning set forth in the Plan.

2.

Vesting.  Subject to Section 3(b) below, this Option shall vest to the extent of twenty percent (20%) on the first anniversary of the date hereof and an additional twenty percent (20%) on each of the succeeding four anniversaries of the date hereof (each vesting date specified therein is hereafter referred to as a "Vesting Date"); provided, however, that the Participant may exercise the vested portion of the Option only after that date which is 18 months after the date of an IPO (such date being hereinafter called the “Effective Date”).

3.

Term and Termination.

(a)

This Option shall expire on the date that is ten (10) years from the Grant Date (the "Expiration Date"); provided, that:

(i)

if Participant's employment is terminated for cause or by Participant’s resignation, the entire portion of this Option not theretofore exercised shall terminate effective as of the date of termination;

(ii)

if Participant's employment is terminated as a result of the death of Participant, this Option may be exercised, to the extent vested on the date of Participant's death, by Participant's Designated Beneficiary (or, if none has been effectively designated, by his or her executor, administrator or person to whom his or her rights under the Option shall pass by will or by the laws of descent and distribution) at any time prior to the earlier of (i) the date that is three months after death and (ii) the Expiration Date; and

(iii)

if Participant's employment is terminated for any reason other than by the Company for cause, Participant's resignation or Participant's death this Option may be exercised, to the extent vested on the effective date of termination of Employment, at any time prior to the earlier of (i) the date that is three months after the effective date of termination and (ii) the Expiration Date.  Without limiting the generality of the foregoing, if Participant is permanently and totally disabled (within the meaning of section 105(d)(4), or any successor section, of the Code), this Option may be exercised, to the extent vested on the date of disability, by Participant (or his or her legal representative) at any time prior to the earlier of (i) the date that is three months after the date of such disability and (ii) the Expiration Date.

(b)

Participant may exercise all or part of this Option at any time before its expiration pursuant to Section 3(a), but only to the extent that this Option had become exercisable for vested shares on the exercise date.  Upon termination of Participant's Employment for any reason, this Option shall expire immediately with respect to the number of Shares for which this Option is not yet exercisable.  In the event that the Participant dies after termination of Employment but before the earlier of (i) the date that is three months after the effective date of termination and (ii) the Expiration Date, all or part of this Option may be exercised (prior to the Expiration Date) by the Participant's Designated Beneficiary (or, if none has been effectively designated, by his or her executor, administrator or person to whom his or her rights under the Option shall pass by will or by the laws of descent and distribution).

(c)

Nothing contained in this Agreement shall limit or be deemed to limit the Company's rights to terminate the Participant's Employment.

4.

No Transfer of Option.  This Option may not be transferred by the Participant except by will or the laws of descent and distribution.  This Option may not be exercised during the Participant’s lifetime except by the Participant.  The term "transfer" shall include assign, dispose, pledge or hypothecate whether by operation of law or otherwise, or be made subject to sale under execution, attachment or similar process of this Option or any right or interest in this Option.  Any attempted transfer or other disposition of this Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon this Option, shall be null and void and without effect.

5.

Payment of Exercise Price and Tax Withholding.  On the date of the exercise of this Option, payment of the Exercise Price for the number of Shares with respect to which this Option is being exercised shall be made to the Company at the Company’s principal office, and shall be made at the option of the Participant (i) in cash or by personal or certified check, (ii) by delivery of Common Stock certificates (in negotiable form) representing shares of Common Stock (not subject to limitations on transfer) having a Fair Market Value equal to the aggregate Exercise Price of the shares of Common Stock with respect to which this Option is being exercised, (iii) through net exercise, using shares of Common Stock to be acquired upon exercise of this option, such shares of Common Stock being valued at their Fair Market Value on the date of exercise, or (iv) through such other form of consideration as is deemed acceptable by the Committee.  If the Participant does not make a choice as to the above, the exercise will be through net exercise using shares of Common Stock to be acquired upon exercise of this Option against payment of the exercise price and any withholding taxes due.  In addition and at the time of exercise, as a condition of delivery of the Common Stock, the Participant shall remit to the Company all required federal, state and local withholding tax amounts in the manner determined by the Committee.

6.

Investment Representation.  Upon the exercise of this Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended, relating to the Shares subject to this Option, the Participant hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that such Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Participant shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws.

7.

Limitations on Exercise of Option.  This Option shall not be exercisable, and no shares of Common Stock subject to this Option shall be purchased upon the exercise of this Option, unless and until the Company and the Participant shall have complied with all applicable federal or state registration, listing and qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire such shares pursuant to an exemption from registration under the applicable securities laws.  Any determination in this connection by the Committee shall be final, binding and conclusive.  The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

8.

No Rights as Common Stockholder.  The Participant shall not be, nor shall a transferee of an Participant be, nor have any of the rights or privileges of, a holder of Common Stock in respect of any Shares purchasable upon the exercise of any part of this Option unless and until certificates representing such shares shall have been issued by the Company to such holder.  No adjustments shall be made, except as provided in Section 9 below, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which shares of Common Stock are entitled, until the date of the issuance to the Participant of such certificates.

9.

Adjustments.  If at any time while this Option is outstanding, the number of outstanding shares of Common Stock is changed by reason of a reorganization, recapitalization, Common Stock split or any of the other events described in Section 9 of the Plan, the number and kind of shares of Common Stock subject to this Option, and/or the exercise price of such shares, shall be adjusted in accordance with Section 9 of the Plan.

10.

Prohibition Against Retention And Use Of Confidential Information.  Participant recognizes and agrees that any proprietary, secret or confidential information of Company including, without limitation, knowledge or information relating to its trade secrets, business methods, the names or requirements of its customers or clients or the terms of any contract or other agreement between the Company and third parties, to the extent that the same are not available to the public as a result of any action on Participant's part, are and will be of great value to Company and shall at all times be kept confidential ("Confidential Information").  To ensure that employees do not improperly use Confidential Information to compete against the Company upon termination of employment, Participant agrees as follows:

(a)

Return Of Confidential Information.  Upon termination of Participant's employment with the Company, Participant shall promptly deliver or return to Company, and shall not retain any copies of, all Confidential Information in Participant’s possession, custody or control.

(b)

Non-Solicitation Of Employees.  Participant shall not, for one year following termination of employment for any reason, directly or indirectly solicit, or directly or indirectly participate in the solicitation of, any employee of the Company to leave his or her employment or to accept employment with any other person or entity.  As used in this paragraph, the term, "participate" shall mean: identifying Company employees to be hired, providing input concerning the competency of the Company’s employees, participating in any employer's interview or selection process with respect to any employee of the Company, and providing any Confidential Information concerning any employee of the Company to any person.

(c)

Non-Solicitation Of Clients Using Confidential Information.  Participant further agrees that, for the one year period following termination for any reason, Participant shall not directly or indirectly solicit the business of, or perform any services for, any actual or prospective client of the Company as to whom Participant had access to Confidential Information during the course of Participant's employment with the Company.  Participant further agrees that, during this one year period, Participant shall not encourage or assist any other person or entity to solicit or provide services to any client of the Company covered by this section, and shall not otherwise seek to encourage or induce any such client to cease doing business with, or lessen its business with, the Company.

(d)

Covenant Not To Compete By Use Of The Company's Confidential Information.  Participant further agrees that, during the term of this Agreement, and at any time after the termination of this Agreement for any reason, Participant shall not engage in competition with the Company while making use of the Company’s Confidential Information.

(e)

Reasonableness.  Participant agrees that each provision of this Section 10 is reasonable and necessary for the protection of the Company; that each such provision is and is intended to be divisible; that if any such provision (including any sentence, clause or part) shall be held contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to any one or more periods of time, areas or business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect as to the other and remaining parts; and that any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable in such jurisdiction.  Participant further recognizes and agrees that any violation of any of his or her agreements in this Section 10 would cause such damage or injury to the Company as would be irreparable and the exact amount of which would be impossible to ascertain and that, for such reason, among others, the Company shall be entitled, as a matter of course, to injunctive relief from any court of competent jurisdiction restraining any further violation, and that the Company shall not be required to post any bond or other security in connection with such injunctive relief.  Such right to injunctive relief shall be cumulative and in addition to, and not in limitation of, all other rights and remedies which the Company may possess.

(f)

Survival.  The provisions of this Section 10 shall survive the expiration or termination of this Agreement for any reason.

11.

Notices.  Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the Company’s offices.  Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

12.

Terms of Plan.  This Agreement shall be subject to all of the terms and conditions of the Plan.  If there is any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

13.

Construction.  The interpretation of this Agreement is vested in the Committee, and the Committee’s interpretation shall be final and conclusive.

14.

Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Florida, without giving effect to the choice of law principles thereof.

Signature page follows.

IN WITNESS WHEREOF, the Company and Participant have caused this Stock Option Agreement to be duly executed on the day and year first above written.

FRIENDFINDER NETWORKS INC.

By: __________________________________
Name:

Title:

_________________________________
[PARTICIPANT]

Exhibit A

FriendFinder Networks Inc. Amended and Restated 2008 Stock Option Plan